UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2023

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2023, the board of directors (the "Board") of Nathan's Famous, Inc. (the "Company") appointed Joanne Podell as an independent member of the Board effective July 6, 2023. Ms. Podell has served as the Executive Vice Chairman for Retail Services at Cushman & Wakefield since December 2016. Prior to that, Ms. Podell held the position of Vice Chairman from 2002 to 2016. Prior to Ms. Podell's tenure at Cushman & Wakefield, she was an associate at Newmark Group, Inc. from 1995 to 1999 and then served as Vice President from 1999 to 2002. Ms. Podell does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K. With broad experience in real estate matters, Ms. Podell brings substantial real estate expertise to the Company's Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 6, 2023, the Company amended Article II, Section 2 of the Company’s By-Laws to provide that the members of the Board shall not be less than three nor more than twenty seven members as set forth in the Company's Certificate of Incorporation, as amended. The text of the changes to Article II, Section 2 of the Company’s By-Laws are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Article II, Section 2 of the By-Laws of Nathan's Famous, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2023	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer